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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Micrografx, Inc.


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Micrografx, Inc. 1995 Incentive and Nonstatutory Stock Option Plan,as amended, of our report dated September 28, 1999, with respect to the consolidated financial statements and schedule of Micrografx, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------

Dallas, Texas
February 9, 2000